UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2013

XCELMOBILITY INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54333	98-0561888
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

303 Twin Dolphins Drive, Suite 600
Redwood City, CA	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:(650) 632-4210

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

XcelMobility, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K which was originally filed with the Securities and Exchange Commission (“SEC”) on June 21, 2013 (the “Original Form 8-K”) to incorporate the Company’s revisions and responses to a letter of comment from the staff of the SEC dated as of June 28, 2013.

SECTION 4 - Matters Related to Accountants and Financial Statements

Item 4.02 - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

EFP Audit Report

On June 17, 2013, the Company was informed by EFP Rotenberg, LLP (“EFP”), the Company’s former independent accounting firm, that EFP had sent a letter to the Securities and Exchange Commission (the “EFP Letter”) which indicated that in the view of EFP, the Company had not taken timely and appropriate remedial actions with respect to discrepancies and/or issues relating to the Company’s financial records that were previously conveyed to the Company on May 29, 2013.

On May 29, 2013, the Company received a notice from EFP, that disclosures should be made and action should be taken to prevent future reliance on their previously issued audit report related to the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2011, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the year then ended (the “2011 Financials”), which were included in the Company’s 2012 Annual Report. Based on the foregoing, the 2011 Financials should no longer be relied upon as further discussed below.

The Company was informed by EFP that (i) its 2011 audit report was included in the 2012 Annual Report without the consent of EFP, and (ii) the audit report included with the 2011 Financials was dated March 30, 2013 instead of March 30, 2012, despite an instruction from EFP to correct the date of the audit report which was sent to the Company on March 28, 2013. This initial notice from EFP was rescinded on the condition that Company would file an amendment to the Company’s Annual Report on Form 10-K filed on April 1, 2013 (the “2012 Annual Report”) by June 3, 2013. However, this amendment was not filed within the deadline set by EFP.

The Company’s Executive Chairman has discussed the foregoing issues with EFP and Albert Wong & Co., LLP (“AWC”), the Company’s current independent accounting firm, and has concluded that that Company will file an amendment to the 2012 Annual Report to correct these errors and provide EFP with an opportunity to review and consent to the inclusion of its 2011 audit report in the 2012 Annual Report, with any changes or revisions to the 2011 Financials as they may deem appropriate.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided EFP with a copy of the disclosures it is making in Item 4.02 of this Current Report on Form 8-K prior to the time this Form 8-K was filed with the SEC. The Company requested that EFP furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A letter from EFP is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Convertible Debt

On April 2, 2013, the Company was informed by AWC that disclosures should be made and action should be taken to prevent future reliance on (i) the 2011 Financials which were included in both the Company’s Annual Report on Form 10-K filed on March 30, 2012 (the “2011 Annual Report”) and the 2012 Annual Report, (ii) the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2012, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the year then ended (the “2012 Financials”), which were included in the Company’s 2012 Annual Report, (iii) the consolidated balance sheets of the Company and its subsidiaries and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows included in the Quarterly Report on Form 10-Q filed on May 15, 2012, (iv) the consolidated balance sheets of the Company and its subsidiaries and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows included in the Quarterly Report on Form 10-Q filed on August 14, 2012, (v) the consolidated balance sheets of the Company and its subsidiaries and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows included in the Quarterly Report on Form 10-Q filed on November 14, 2012, and (vi) the consolidated balance sheets of the Company and its subsidiaries and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows included in the Quarterly Report on Form 10-Q filed on May 20, 2013 (items (i)-(vi), collectively, the “Company Financials”).

Specifically, AWC recommended a recalculation of the intrinsic and fair value of certain convertible debt (the “Convertible Debt”) issued in 2011 and 2012 in accordance with ASC 470 and ASC 815. On June 17, 2013, the Company engaged a third party independent firm to perform a preliminary evaluation and to further perform a comprehensive valuation of the Convertible Debt. Based on the foregoing, the Company Financials should no longer be relied upon. The Company’s Executive Chairman has discussed these issues with AWC and has concluded that the Company will file amendments to the Company Financials, which will include all necessary adjustments relating to the values for the Convertible Debt.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided AWC with a copy of the disclosures it is making in Item 4.02 of this Current Report on Form 8-K prior to the time this Form 8-K was filed with the SEC. The Company requested that AWC furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A letter from AWC is filed as Exhibit 16.2 to this Current Report on Form 8-K.

Item 8.01 Other Events

On June 19, 2013, the Company, as required under Section 10A of the Securities and Exchange Act of 1934, as amended, forwarded a copy of the EFP Letter to the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

16.1	Letter of EFP, dated July 10, 2013

16.2	Letter of AWC, dated July 11, 2013

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XcelMobility Inc.,
a Nevada Corporation

Dated: July 11, 2013	/s/ Renyan Ge
Renyan Ge
Chief Executive Officer